UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: December 16, 2010

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

Stockholder Agreement

On December 20, 2010, General Moly, Inc. (the “Company”) and Hanlong (USA) Mining Investment, Inc. (“Hanlong”) entered into a Stockholder Agreement in connection with the Tranche 1 closing under the Securities Purchase Agreement dated March 4, 2010 (the “Purchase Agreement”), between the Company and Hanlong, described further under Item 3.02 below.  The Stockholder Agreement limits Hanlong’s future acquisitions of the Company’s common stock, provides for designation of up to two directors to our Board of Directors (the “Board”), and places some restrictions on Hanlong’s voting and disposition of our shares.

As a result of the Tranche 1 closing, Hanlong is entitled to nominate one director to our Board so long as it maintains at least a 10% fully diluted interest in the Company.  The Company has agreed to assure that each Hanlong nominee is included in the Board’s slate of nominees submitted to our stockholders, subject to the Board’s fiduciary obligations and compliance by the nominee with applicable law and Company requirements concerning disclosure of information. Pursuant to the terms of the Stockholder Agreement, Hanlong has designated Hui (Steven) Xiao as its nominee for appointment to the Board, as described further under Item 5.02 below.

Hanlong has also agreed not to purchase additional shares, except as permitted by the Purchase Agreement, without the Company’s prior consent, and has agreed that it will not solicit proxies, join a group with respect to our equity securities, solicit or encourage an offer from another person for the Company, call a meeting of the Company’s stockholders or make a proposal to the Company’s stockholders, except to the Board.  If our Board receives an offer for the Company, its assets or a merger that the Board determines is in the best interests of the Company’s stockholders, Hanlong is required to vote in favor of such a transaction or tender its shares unless it proposes an alternative transaction that our Board determines is more favorable to our stockholders than the offer received.

Under the Stockholder Agreement, Hanlong may not, without the prior written consent of the Board, transfer ownership in the securities if the recipient would acquire beneficial ownership of more than 5% of our common stock as of the date of such transfer.  The restrictions on Hanlong’s share ownership, voting, disposition and drag-along rights will terminate on the earlier of the time that Hanlong owns less than 12% of our common stock, the date that commercial production begins at the Mt. Hope Project, and June 30, 2014.

Additional provisions of the Stockholder Agreement will become operative upon the closing of Tranche 2 under the Purchase Agreement and the occurrence of other events, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2010.

Letter Agreements with Coghill

On December 21, 2010, General Moly, Inc. (the “Company”) entered into letter agreements to reprice and exercise certain outstanding warrants (the “Letter Agreements”) with CCM Master Qualified Fund, Ltd. and CCM Special Holdings Fund, L.P. (collectively “Coghill”), with respect to warrants to purchase up to an aggregate of 4,250,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $3.75 per share (the “Warrants”).  Pursuant to the Letter Agreements, if Coghill exercises Warrants on January 3, 2011, and submits payment of the exercise price in immediately available funds, the exercise price will be reduced to $3.66 per share for exercises on such date.  Any remaining Warrants will otherwise remain exercisable until their expiration date at the original exercise price of $3.75 per share.  Pursuant to the Letter Agreements, Coghill has agreed to exercise Warrants representing between 2,948,028 and 4,250,000 shares on January 3, 2011 at the reduced cash exercise price of $3.66 per share (representing an aggregate exercise price of between $10.8 million and $15.6 million).

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, on December 20, 2010, the Company issued 11,843,341 shares of its common stock, par value $0.001 per share, to Hanlong for a purchase price of $40 million, or approximately $3.38 per share (“Tranche 1 closing”).  As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2010, the securities were offered and sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

The foregoing description of the Coghill Letter Agreements under Item 1.01 is incorporated herein by reference.  The issuance of shares to Coghill in connection with the cash exercise of the Warrants is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as part of a transaction not involving any public offering.

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Designation of Hui (Steven) Xiao as Board Nominee

Hui (Steven) Xiao has been designated for nomination to the Board by Hanlong pursuant to the Stockholder Agreement described further under Item 1.01 above.  Mr. Xiao is expected to be appointed to the Board at its next regularly scheduled meeting in February 2011.

Mr. Xiao has more than 15 years of experience in finance and investment working for several mining companies and financial organizations including Golden Cross Resources, China United Mining Investment Corporation, Apex Wealth Investment Management Limited, and Pan-China Construction Group Limited.  Mr. Xiao currently serves as Managing Director of Hanlong (Australia) Resources. He also serves as Executive Director of Moly Mines, an Australian-based mining company.  Mr. Xiao has an MBA from the University of Texas at Arlington and a PhD from California Southern University.

Mr. Xiao will not be compensated for his service on the Board.

Mr. Xiao is the President of Hanlong, which has entered into various contractual relationships with the Company as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2010 and in subsequent filings, including this Current Report on Form 8-K.  Hanlong has indicated that it has delegated voting and investment power with respect to its shares of the Company’s common stock to Mr. Xiao.

Equity Grant to Patrick M. James

On December 16, 2010, the Board approved the grant of 21,250 shares of the Company’s common stock to Patrick M. James, independent non-executive Chairman, pursuant to the Company’s director compensation program.

Equity Grants to Executive Officers

Also on December 16, 2010, the Board approved the grants of restricted stock units (RSUs) and Stock Appreciation Rights (SARs) to executive officers of the Company as follows:

Name	RSUs	SARs
Bruce D. Hansen	60,000	90,000
David A. Chaput	27,000	40,000
Robert I. Pennington	27,000	40,000
R. Scott Roswell	18,000	27,000
Lee M. Shumway	18,000	27,000

The RSUs will vest based upon time and performance vesting conditions, subject to continuous employment.  One-half of the RSUs will vest based on the passage of time as follows: one-third on December 16, 2011, one-third on December 16, 2012 and one-third on December 16, 2013.  The remaining 50% of the RSUs will vest only upon completion of the Mt. Hope project.

The SARs will vest only upon completion of the Mt. Hope project.  The exercise price of the SARs is $5.49, the closing price of the Company’s common stock on the grant date.

Item 8.01                     Other Events.

On December 20, 2010, the Company issued a press release announcing the Tranche 1 closing and the designation of Mr. Xiao as Hanlong’s nominee to the Board.  The press release also provides an update on water rights.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Stockholder Agreement between the Company and Hanlong (USA) Mining Investment, Inc. dated December 20, 2010
10.2	Securities Purchase Agreement between the Company and Hanlong (USA) Mining Investment, Inc., dated March 4, 2010 (Filed as Annex B to the Company’s Definitive Proxy Statement filed on April 6, 2010.)
10.3

Amendment No. 1 to Securities Purchase Agreement, dated July 30, 2010, between the Company and Hanlong (USA) Mining Investment, Inc. (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.)

10.4

Amendment No. 2 to Securities Purchase Agreement dated October 26, 2010, between the Company and Hanlong (USA) Mining Investment, Inc. (Filed as Exhibit 10.3 to the Company’s Amendment No. 1 to Form S-3 Registration Statement filed on November 23, 2010.)

99.1	Press Release of General Moly, Inc. dated December 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: December 21, 2010	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer